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THIS AGREEMENT HAS CONFIDENTIAL PORTIONS OMITTED, WHICH PORTIONS HAVE BEEN FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. OMITTED PORTIONS ARE INDICATED IN THIS AGREEMENT WITH "[TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]."

                    AMENDMENT TO TRAVEL PRIVILEGES AGREEMENT

         This Amendment to Travel Privileges Agreement (the "Amendment") is made and entered into as of the 15th day of March, by and between American Airlines, Inc., a Delaware corporation ("American") and Sabre Inc. (formerly known as The SABRE Group, Inc.), a Delaware corporation ("Sabre").

                                    RECITALS

         WHEREAS, American and Sabre entered into that certain Travel Privileges Agreement (the "Agreement"), dated as of July 1, 1996; and

         WHEREAS, as part of Sabre's disaffiliation from American, the Parties desire to amend the Agreement in certain respects;

         NOW, THEREFORE, in consideration of the mutual covenants and undertakings set forth herein, the Parties agree as follows:

         1. Capitalized terms not defined herein shall have the meanings given to them in the Agreement.

         2. The Agreement is amended as follows:

            2.1 All references to "The SABRE Group" are hereby changed to "Sabre."

            2.2  The following is hereby added to the end of Section 9 of the
Agreement:

                  "Notwithstanding anything to the contrary set forth herein, it is understood and agreed that American shall be permitted to do any or all of the following: (i) give its employees occasional special travel incentives (such as award certificates) that entitle American's employees to reduced service charge or service charge waived travel at the D1 classification, provided the number of such special travel certificates awarded in any calendar year may not exceed the number of American's employees who were eligible for non-revenue travel at the D2 classification at the time such incentives are given, and (ii) make changes to Pass Category designations or the assignment of Travel Privileges within Pass Categories, so long as the total number of American's employees affected by such changes, considered in the aggregate, does not amount to more than one-half of one percent (0.5%) of American's then-current total employee workforce at the time such change is made (taking into account the number of employees previously affected by changes made pursuant to this subsection (ii)). For the avoidance of doubt,


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                  it is understood and agreed that an increase, for any reason, in the number of employees at a certain management level (e.g. an increase in Level 8 employees at American), shall not be considered a change to a Pass Category designation or a change to the assignment of Travel Privileges within a Pass Category.

                  2.3 The following is hereby added as Section 12.5 to the
Agreement:

                  "12.5 ALLOCATION OF ADMINISTRATIVE COSTS American shall charge Sabre a fixed price (the "Price"), which Price will represent [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED]. It is understood and agreed that (i) the base Price for year 2000 will be [TEXT OMITTED-CONFIDENTIAL TREATMENT REQUESTED] (the "Base Price"); (ii) the Base Price will be adjusted annually in the same manner in which the costs for Administration of Travel Policy (i.e., "Service F") were adjusted under that certain Management Services Agreement between the Parties, effective as of July 1, 1996 [TEXT OMITTED - CONFIDENTIAL TREATMENT REQUESTED] (iii) the Base Price for the year 2000 will be pro-rated based upon 9.5 months of costs allocated to Sabre under this Agreement; (iv) the Price for the year in which this Agreement terminates will be prorated based upon the actual number of months that will have elapsed by the relevant termination date; and (v) the Price for each year during the Term of this Agreement shall be payable by Sabre in twelve equal installments, which will be invoiced by American monthly, and which will be payable by Sabre within thirty (30) days of Sabre's receipt of such invoice.


                  2.4 The following is hereby added as Section 21 to the
Agreement:

                  "21 INDEMNITY Sabre shall indemnify American against (i) any documented and reasonable incremental costs incurred by American in continuing to offer non-revenue travel privileges to Eligible Employees and Eligible Retirees, (ii) lost revenues and costs, as documented by American and billed directly to Sabre, as


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                  a consequence of the travel abuse or fraud by current or
                  former Eligible Employees, or by current or former Eligible Retirees, of by other Sabre employees, or by Sabre's individual contractors, or by any third party that asserts rights derived from such persons, (iii) Claims asserted against American that result from the conduct of current or former Eligible Employees, or current or former Eligible Retirees, or any other person who travels on American using the travel privileges of current or former Eligible Employees or current or former Eligible Retirees, in each case, while such person is traveling as a non-revenue passenger under this Agreement, (iv) any Claims asserted against American by current or former Eligible Employees, or by current or former Eligible Retirees, or by other Sabre employees, or by Sabre's individual contractors, or by any third party that asserts rights derived from such persons and which Claims relate in any way to (a) any amendments or modifications of this Agreement (including any amendments or modifications in connection with Sabre's disaffiliation from American), (b) the expiration of this Agreement, or (c) American's termination of this Agreement pursuant to its terms, and (v) any documented and reasonable incremental administrative costs incurred by American as a consequence of Sabre's participation in American's non-revenue travel program after Sabre's disaffiliation from American. The provisions of this Section 21 shall survive any termination or expiration of this Agreement."

                  2.5 The following is hereby added as Section 22 to the
Agreement:

                  "22 ADMINISTRATION

                      22.1 Sabre will participate in either American's SHAARP
                  system, or some other system or group of systems that are functionally and fully compatible with the required systems of American. All system migration costs will be paid by Sabre.

                      22.2 American will retain control over the design of
                  and the rules and policies relating to its non-revenue travel program. In addition, American will retain control over all administrative functions relating to its non-revenue travel program, with the exception of those administrative functions specifically given to Sabre in
                  Section 22.3.

                      22.3 Sabre will control certain administrative
                  functions that relate to its participation in American's non-revenue travel program, including Eligible Employee and Eligible Retiree enrollment, discipline, and communications, the determination of eligibility for



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                  participation in American's non-revenue travel program, and such other administrative functions upon which the Parties may agree from time to time.

                      22.4 Within six (6) months following the date on which
                  Sabre is disaffiliated from American, representatives from the Human Resource departments of both Parties will confer to address administrative matters relating to Sabre's post-disaffiliation participation in American's non-revenue travel program. Such issues shall include the Parties' respective administrative responsibilities, costs, system compatibility, and such other matters as either of the Parties may deem appropriate."

         3. Except as expressly set forth herein, all pricing, terms, and conditions of the Agreement will remain in effect and without change.

         4. This Amendment shall be construed and interpreted, and its validity and enforceability shall be determined, under the laws of the State of Texas without regard to any conflicts of law rules.

         IN WITNESS WHEREOF, the undersigned duly authorized representatives of the Parties have executed this Amendment as of the day and year first written above.

AMERICAN AIRLINES, INC.



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By:
Its:


SABRE INC.



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By:
Its: